Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement No. 333-142589 on Form S-8 of The GEO Group, Inc. of our report dated June 22, 2007, with respect to the statement of net assets available for benefits of The GEO Group, Inc. 401(k) Plan as of December 31, 2006, which report appears in the annual report on Form 11-K of The GEO Group, Inc.

/s/	Aidman, Piser & Company, P.A. Tampa, Florida June 27, 2008

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